Exhibit 5.2

June 22, 2021

Sustainable Opportunities Acquisition Corp.
1601 Bryan Street, Suite 4141
Dallas, Texas 75201
United States

Dear Sirs/Mesdames:

Re:	Registration of Common Shares of TMC the metals company Inc.

We have acted as Canadian special counsel to Sustainable Opportunities Acquisition Corp. ("SOAC"), a Cayman Islands exempted company limited by shares, in connection with the Registration Statement on Form S-4 of SOAC, initially filed with the U.S. Securities and Exchange Commission (the "SEC") on April 8, 2021, as amended and supplemented through the date hereof, pursuant to the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") (such Registration Statement, as amended or supplemented, is hereafter referred to as the "Registration Statement"), relating to the Business Combination Agreement, dated March 4, 2021 (as further amended, supplemented or otherwise modified from time to time, the "Business Combination Agreement"), by and among SOAC, DeepGreen Metals Inc., a company existing under the laws of the province of British Columbia, Canada, and 1291924 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of the province of British Columbia, Canada.

Pursuant to the Business Combination Agreement, SOAC will migrate and be continued from the Cayman Islands into British Columbia, Canada as a company existing under the laws of British Columbia, Canada, pursuant to Part XII of the Cayman Islands Companies Act (as Revised) and Division 8 of Part 9 of the Business Corporations Act (British Columbia) (the "BCBCA") (such continuance, the "Continuance"). As a result and upon the consummation of the Continuance, (A)(i) the identifying name of the Class A ordinary shares of SOAC, par value $0.0001 per share (the "Class A ordinary shares") and Class B ordinary shares of SOAC, par value $0.0001 per share (the "Class B ordinary shares"), will be changed to common shares of TMC, the renamed Class A ordinary shares and Class B ordinary shares will be changed from shares with par value to shares without par value and the rights and restrictions attaching to the renamed Class A ordinary shares and Class B ordinary shares of SOAC will be deleted and the shares will have the special rights or restrictions attached to the common shares of TMC set out in the articles of TMC (the "Articles") (the Class A ordinary shares and the Class B ordinary shares as so renamed and changed the "TMC Common Shares"); (ii) the number of authorized TMC Common Shares will be unlimited; (iii) the notice of articles of TMC (the "Notice of Articles") and the Articles of TMC will become the governing documents of SOAC; and (iv) SOAC’s name will change to "TMC the metals company Inc." and (B) the issued and outstanding warrants of SOAC (the "Warrants") to purchase an aggregate of 24,500,000 Class A ordinary shares of SOAC (the "Warrant Shares") will become warrants to purchase 24,500,000 TMC Common Shares. The Continuance is subject to the approval of the shareholders of SOAC. We refer herein to SOAC following effectiveness of the Continuance as "TMC".

Under the BCBCA, the Continuance will become effective on the date and time specified in the continuation application filed by SOAC with the British Columbia Registrar of Companies (the "Registrar"), after which point the Registrar will issue a certificate of continuation (the "Certificate of Continuation") showing the name of the continued company and confirming the date and time on which SOAC was continued into British Columbia as a company.

This opinion is being rendered in connection with the registration under the Registration Statement of (i) 37,500,000 TMC Common Shares, representing 30,000,000 Class A ordinary shares and 7,500,000 Class B ordinary shares, and (ii) 24,500,000 TMC Common Shares issuable upon exercise of the Warrants (the "Underlying Shares").

For the purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents:

a)	the Registration Statement;

b)	the form of proposed continuation application to be filed with the Registrar, in the form filed as Exhibit 3.2 of the Registration Statement;

c)	the form of proposed Notice of Articles, to be filed with the Registrar, in the form filed as Exhibit 3.2 of the Registration Statement; and

d)	the form of proposed Articles, to be adopted by TMC upon the Continuance, in the form filed as Exhibit 3.3 of the Registration Statement;

e)	the warrant agreement with respect to the Warrants entered into between SOAC and Continental Stock Transfer & Trust Company, as warrant and transfer agent (the "Warrant Agreement"), in the form filed as Exhibit 4.3 of the Registration Statement on Form S-1 of SOAC, initially filed with the SEC on March 17, 2020, as amended and supplemented, and as declared effective on May 5, 2020, pursuant to the U.S. Securities Act (such Registration Statement, as amended or supplemented, is hereafter referred to as the "Form S-1"); and

f)	the warrant certificate with respect to the Warrants (the "Warrant Certificate" and together with the Warrant Agreement, the “Warrant Documents”), in the form filed as Exhibit 4.3 of the Form S-1.

We also have reviewed originals or copies, certified or otherwise identified to our satisfaction, of and relied upon such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have relied upon the documents described above without independent investigation of the matters provided for therein for the purpose of providing our opinion expressed herein.

In examining all documents and in providing our opinion expressed herein we have assumed that: (a) all individuals had the requisite legal capacity and authority; (b) all signatures are genuine; (c) all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals; (d) all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; (e) all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of SOAC are complete, true and accurate; (f) the continuation application and Notice of Articles filed with the Registrar will be in the forms examined by us; and (g) the Articles adopted by TMC upon the Continuance will be in the form examined by us.

In providing our opinion in paragraph 3 below, we have also assumed that:

(i)	the Warrants will be duly issued and outstanding as of immediately prior to the Continuance becoming effective;

(ii)	the directors of SOAC have passed resolutions allotting and issuing the Warrant Shares as fully-paid and non-assessable shares of SOAC upon exercise of the Warrants in accordance with the terms of the Warrant Documents and in accordance with the laws of the Cayman Islands, and that such resolutions have been duly passed in accordance with the laws of the Cayman Islands and are in full force and effect as at the date hereof and will be in full force and effect as at the time and date that the Continuance becomes effective; and

(iii)	the terms of the Warrant Documents provide that the Warrants will be exercisable for TMC Common Shares upon the Continuance becoming effective.

We express no opinion as to any laws, or matters governed by any laws, other than the laws of the province of British Columbia, Canada, and the federal laws of Canada applicable therein. In particular, we express no opinions as to the laws of the Cayman Islands, including with respect to any required approval or action thereunder in connection with the Continuance. Our opinion is expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, nor do we have any obligation to advise you or any other person of any other change in any matter addressed in this opinion.

Where our opinion expressed herein refers to the TMC Common Shares issued as being "fully-paid and non-assessable" TMC Common Shares, such opinion assumes that all required consideration (in whatever form) has been or will have been paid or provided. No opinion is expressed as to the adequacy of any consideration to be received.

Based and relying upon the foregoing, we are of the opinion that:

1.	upon (i) the effectiveness of the Continuance and (ii) the issuance by the Registrar of the Certificate of Continuation, the issued and outstanding Class A ordinary shares will, without further approvals or filings, become duly authorized, validly issued, fully paid and non-assessable TMC Common Shares having the special rights or restrictions of the TMC Common Shares set out in the Articles;

2.	upon (i) the effectiveness of the Continuance and (ii) the issuance by the Registrar of the Certificate of Continuation, the issued and outstanding Class B ordinary shares will, without further approvals or filings, become duly authorized, validly issued, fully paid and non-assessable TMC Common Shares having the special rights or restrictions of the TMC Common Shares set out in the Articles; and

3.	following the effectiveness of the Continuance, upon exercise of the Warrants in accordance with the terms of the Warrant Documents, the Underlying Shares will be validly issued, fully paid and non-assessable TMC Common Shares.

This opinion has been prepared for your use solely in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion other than the ones expressed above, whether by implication or otherwise, as to any other matters relating to SOAC, the Registration Statement, the Business Combination Agreement, the Continuance or the TMC Common Shares. This opinion may not be used or relied upon by you for any other purpose or used or relied upon by any other person.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the U.S. Securities Act or the rules and regulations promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

/s/ Stikeman Elliott LLP

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